Exhibit 1.2




                                                                 DRAFT:  8/15/96

                                1,850,000 Shares


                              CAPSTAR HOTEL COMPANY

                                  Common Stock
                           (Par Value $.01 Per Share)

                      INTERNATIONAL UNDERWRITING AGREEMENT
                      ------------------------------------

              _____ __, 1996



LEHMAN BROTHERS INTERNATIONAL.

GOLDMAN SACHS INTERNATIONAL
MERRILL LYNCH INTERNATIONAL LIMITED
SMITH BARNEY INC.
As Lead Managers of the several
  International Managers named in Schedule 1,
c/o Lehman Brothers International
1 Broadgate, London
EC2M 7HA England

Dear Sirs:



          CapStar Hotel Company, a Delaware corporation (the "Company"), together with Acadia Partners, L.P. (the "Selling Stockholder"), propose to sell an aggregate of 1,850,000 shares (the "Firm Stock") of the Company's Common Stock, par value $.01 per share (the "Common Stock"). Of the 1,850,000 shares of the Firm Stock, 1,350,000 are being sold by the Company and 500,000 by the Selling Stockholder. In addition, the Company proposes to grant to the International Managers named in Schedule 1 hereto (the "International Managers") an option to purchase up to an additional 277,500 shares of the Common Stock on the terms and for the purposes set forth in Section 3 (the "Option Stock"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "Stock." This is to confirm the agreement concerning the purchase of the Stock from the Company and the Selling Stockholder by the International Managers named in Schedule 1 hereto (the "International Managers").

          It is understood by all parties that the Company and the Selling Stockholder are concurrently entering into an agreement dated the date hereof (the "U.S. Underwriting Agreement") providing for the sale by the Company and the Selling Stockholder of an aggregate of 7,400,000 shares of Common Stock (the "U.S. Firm Stock"), together with an over-allotment option thereunder to purchase up to







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an additional 1,110,000 shares of Common Stock from the Company (the "U.S.
Option Stock"; the U.S. Firm Stock and U.S. Option Stock, if purchased, are hereinafter collectively called "U.S. Stock") through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters"), for whom Lehman Brothers Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Smith Barney Inc. are acting as representatives. The U.S. Underwriters and the International Managers simultaneously are entering into an agreement among the U.S. and international underwriting syndicates (the "Agreement Between U.S. Underwriters and International Managers") which provides for, among other things, the transfer of shares of Common Stock between the two syndicates. Two forms of prospectus are to be used in connection with the offering and sale of shares of Common Stock contemplated by the foregoing, one relating to the Stock and the other relating to the U.S. Stock. The latter form of prospectus will be identical to the former except for certain substitute pages as included in the registration statement and amendments thereto referred to below. Except as used in Sections 3, 4, 5, 12, and 13 herein, and except as the context may otherwise require, references herein to the Stock shall include all the shares of the Common Stock which may be sold pursuant to either this Agreement or the U.S. Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.

          At or prior to the First Delivery Date (as defined in Section 6 hereof), the Company will complete a series of transactions described in each Preliminary Prospectus and the Prospectus (as hereinafter defined), under the heading "The Formation Transactions." As part of these transactions, the Company and CapStar LP Corporation ("CapStar Sub") will become the sole partners of CapStar Management Company, L.P., as governed by an amended and restated Agreement of Limited Partnership (the "Operating Partnership"), and the Operating Partnership will be restructured to own, directly or indirectly, all of the properties and other assets currently owned, directly or indirectly, by EquiStar Hotel Investors, L.P. and CapStar Management Company, L.P. (as constituted as of the date hereof, "CapStar Management"), and their respective subsidiaries, including twelve owned hotel properties (the "Properties") or interests therein and management agreements with a total of 48 hotels (collectively, the "Hotels"). As used herein the term "Formation Transactions" shall mean the occurrence of all the events described in the Prospectus under the heading "The Formation Transactions," the execution of acquisition agreements for the Additional Hotels (as defined in the Prospectus) and the other transactions related thereto, the term "Formation Documents" shall mean all the material contracts, agreements and other documents executed in connection with the Formation Transactions set forth in Schedule 2 hereto, and the term "Predecessor Entities" shall mean the subsidiaries of EquiStar Hotel Investors, L.P. together with CapStar Management and its subsidiaries for all periods prior to the consummation of the Formation Transactions.














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          1.   Representations, Warranties and Agreements of the Company and
the Operating Partnership. The Company and the Operating Partnership, jointly and severally, represent, warrant and agree that:

          (a) A registration statement on Form S-1 (333-6583), and amendments thereto, with respect to the Stock has (i) been prepared by the Company in conformity with the requirements of the United States Securities Act of 1933 (the "Securities Act") and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder,
               (ii) been filed with the Commission under the Securities Act and
               (iii) become effective under the Securities Act. Copies of such registration statement and the amendments thereto have been delivered by the Company to you as the lead managers (the "Lead Managers") of the International Managers. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Lead Managers pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section hereof and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations. Any registration statement (including any amendment or supplement thereto or information which is deemed part thereof) filed by the Company to register additional shares of Common Stock of the Company under Rule 462(b) of the Securities Act ("Rule 462(b) Registration Statement") shall be deemed a part of the Registration Statement. Any prospectus (including any amendment or supplement thereto or information which is deemed to part thereof) included in a Rule 462(b) Registration Statement and any term sheet as contemplated by Rule 434 of the Rules and Regulations (a "Term Sheet") shall be deemed to be part of the Prospectus. The Commission has not




























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               issued any order preventing or suspending the use of any
               Preliminary Prospectus.

          (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Lead Managers by or on behalf of any Underwriter or International Manager specifically for inclusion therein.

          (c)  The Company and each of its subsidiaries (as defined in Section
               18) and each Predecessor Entity have been duly organized and are validly existing as corporations, general or limited partnerships or limited liability companies, as the case may be, in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing as foreign corporations, limited partnerships or limited liability companies, as the case may be, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged;

          (d) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the shares of Common Stock (other than the Stock to be offered and sold by the Company hereunder) that are outstanding or will be issued on or prior to the First Delivery Date were or will be offered and sold in compliance with all applicable laws (including, without





















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               limitation, federal and state securities laws); and all of the issued shares of capital stock, partnership interests or limited liability company membership interests, as the case may be, of each subsidiary of the Company have been duly and validly authorized and issued and (except for partnership interests of general partners) are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except for liens in favor of [Lehman Brothers Holdings, Inc.] to secure indebtedness.

          (e) The unissued shares of the Stock to be issued and sold by the Company to the International Managers hereunder and the U.S. Underwriters under the U.S. Underwriting Agreement have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein will be duly and validly issued, fully paid and non-assessable; and the Stock will conform to the descriptions thereof contained in the Prospectus.

          (f) The partnership interests of the Operating Partnership ("Units") to be transferred to the Company and CapStar Sub in connection with the Formation Transactions, have been duly authorized for issuance by the Operating Partnership, and at the closing of the Formation Transactions will be the only Units outstanding and will be validly issued and fully paid.

          (g) This Agreement and the U.S. Underwriting Agreement have been duly authorized, executed and delivered by the Company and the Operating Partnership.

          (h) The execution, delivery and performance of this Agreement and the U.S. Underwriting Agreement by the Company and the Operating Partnership, the consummation of the transactions contemplated hereby and thereby and the consummation of the Formation Transactions will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries or any Predecessor Entity is a party or by which the Company or any of its subsidiaries or any Predecessor Entity is bound or to which any of the property or assets of the Company or any of its subsidiaries or any Predecessor Entity is subject, nor will such actions result in any violation of the provisions of the charter,





























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               by-laws, partnership agreement or operating agreement of the
               Company, any of its subsidiaries or any Predecessor Entity or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any of its subsidiaries or any Predecessor Entity or any of their properties or assets; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state securities laws in connection with the purchase and distribution of the Stock by the International Managers and the U.S. Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body or any other person is required for the execution, delivery and performance of this Agreement or the U.S. Underwriting Agreement by the Company or the Operating Partnership, the consummation of the transactions contemplated hereby and the consummation of the Formation Transactions.

          (i) Upon consummation of the Formation Transaction, and except as set forth in the Prospectus, there will be no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting of, any unissued shares of the Stock to be issued and sold by the Company to the International Managers hereunder pursuant to the Company's charter or by-laws or any agreement or other instrument;

          (j) Except as set forth in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any of the partnership interests in the Operating Partnership pursuant to the Operating Partnership's Agreement of Limited Partnership, as restated and amended, or any agreement or other instrument to which the Company is a party;

          (k) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement






















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               or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

          (l) Except as described in the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

          (m) None of the Company, any of its subsidiaries or any Predecessor Entity has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, other than as set forth or contemplated in the Prospectus, (i) there has been no material adverse change in the financial condition, results of operation or business of the Company, the Operating Partnership, any subsidiary of the Company or any Predecessor Entity, whether or not arising in the ordinary course of business, (ii) no material casualty loss or material condemnation or other material adverse event with respect to any Property has occurred, (iii) there have been no transactions or acquisition agreements entered into by the Company, the Operating Partnership or any subsidiary of the Company other than those in the ordinary course of business, which are material with respect to such entity, except in connection with the Formation Transactions, (iv) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by the Operating Partnership with respect to its partnership interests and (v) there has been no change in the capital stock of the Company or the partnership interests of the Operating Partnership, or any increase in the indebtedness of the Company, the Operating Partnership or any subsidiary, except in connection with the Formation Transactions.

          (n) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly the



























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               financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated herein.

          (o) KPMG Peat Marwick LLP, who have certified certain financial statements of the Company and the Predecessor Entities, whose reports appear in the Prospectus and who have delivered the initial letter referred to in Section 10(g) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations; and Bober, Markey and Company, whose report appears in the Prospectus and who have delivered the initial letter referred to in Section 10(h) hereof, were independent accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported contained in the Prospectus.

          (p) The Company and each of its subsidiaries have or will have on the First Delivery Date good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries. There shall be issued and outstanding with respect to each of the Owned Hotels (as defined in the Prospectus) an ALTA form of owner's title insurance policy (or local equivalent with respect to those Owned Hotels located in jurisdictions where an ALTA form of owner's title insurance policy is not available) insuring the fee simple estate of the applicable subsidiary of the Company in the Owned Hotel owned by such subsidiary in an amount at least equal to the acquisition price of such Owned Hotel and each such title insurance policy will continue to be in full force and




















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               effect immediately following the consummation of the Formation
               Transactions.

          (q) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

          (r) Each of the Company, its subsidiaries and the Predecessor Entities possesses such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such certificates, authorizations or permits would not have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries (a "Material Adverse Effect"), and none of the Company, any of its subsidiaries or any Predecessor Entity has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would have a Material Adverse Effect.

          (s) The Company, each of its subsidiaries and each Predecessor Entity own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, franchises, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

          (t) There are no legal or governmental proceedings pending to which the Company, any of its subsidiaries or any Predecessor Entity is a party or of which any property or assets of the Company, any of its subsidiaries or any Predecessor Entity is the subject which could reasonably be expected to have a Material Adverse Effect; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.





























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          (u)  There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement.

          (v) No relationship, direct or indirect, exists between or among the Company, the Operating Partnership, any subsidiary of the Company, or any Predecessor Entity, on the one hand, and the directors, officers, stockholders of the Company, or customers or suppliers of the Company, or customers or suppliers of the Operating Partnership, on the other hand, which is required to be described in the Prospectus which is not so described.

          (w) There is (i) no material unfair labor practice complaint pending against the Company, its subsidiaries or any Predecessor Entity nor, to the best knowledge of the Company, threatened against any of them before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company, its subsidiaries or any Predecessor Entity or, to the best knowledge of the Company, threatened against any of them, (ii) no material strike, labor dispute, slowdown or stoppage pending against the Company, its subsidiaries or any Predecessor Entity nor, to the best knowledge of the Company, threatened against the Company, its subsidiaries or any Predecessor Entity which might be expected to have a Material Adverse Effect.

          (x) None of the Company, any subsidiary or any Predecessor Entity has violated any safety or similar law applicable to its business nor any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws which in each case might result in a Material Adverse Effect.

          (y) The Company, its subsidiaries and each Predecessor Entity are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company, any of its subsidiaries or any Predecessor Entity would have any






















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               liability; the Company, its subsidiaries and each Predecessor
               Entity have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company, any of its subsidiaries or any Predecessor Entity would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (z) The Company, each of its subsidiaries and each Predecessor Entity has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company, any of its subsidiaries or any Predecessor Entity which has had (nor does the Company have any knowledge of) any tax deficiency which, if determined adversely to the Company, any of its subsidiaries or any Predecessor Entity, might have a Material Adverse Effect; the amounts currently set up as provisions for taxes or otherwise by the Company and its subsidiaries on their books and records are sufficient for the payment of all their unpaid federal, foreign, state, county and local taxes accrued through the dates as of which they speak, and for which the Company and its subsidiaries may be liable in their own right or as a transferee of the assets of, or as successor to any other corporation, association, partnership, joint venture or other entity.

          (aa) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company and its subsidiaries have not (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

          (ab) The Company, its subsidiaries, and the Predecessor Entities (i) make and keep accurate books and records and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with



























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               management's authorization, (B) transactions are recorded as necessary to permit preparation of their financial statements and to maintain accountability for their assets, (C) access to their books, records and accounts is permitted only in accordance with management's authorization and (D) the reported accountability for their assets is compared with existing assets at reasonable intervals.

          (ac) None of the Company, any of its subsidiaries or any Predecessor Entity is, or will be, immediately following consummation of the Formation Transactions, (i) in violation of its charter, by-laws, partnership agreement or operating agreement, (ii) in default in any material respect, and no event has or will have occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has or will have failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, which violation or failure could reasonably be expected to have a Material Adverse Effect.



          (ad) None of the Company, any of its subsidiaries or any Predecessor Entity, or any director, officer, agent, employee or other person associated with or acting on behalf of the Company, any of its subsidiaries or any Predecessor Entity, has used any corporate, partnership or limited liability company funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.



          (ae) There has been no storage, disposal, generation, manufacture, refinement, installation, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes, petroleum or petroleum products (including crude oil or any fraction thereof),

















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               hazardous substances or any other substances which pose a hazard to human health, safety, natural resources, industrial hygiene or the environment or which cause or threaten to cause a nuisance by the Company, any of its subsidiaries, or any Predecessor Entity (or, to the knowledge of the Company, by any of their predecessors in interest or by any other entity) at, upon or from any of the property now or previously owned or leased by the Company, its subsidiaries or any Predecessor Entity except to the extent commonly used in the normal operations of such property, in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require investigation, monitoring, removal action, corrective action, remedial action or other response action ("response action") under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or response action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and response actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release or threatened release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes, petroleum or petroleum products (including crude oil or any fraction thereof), hazardous substances or any other substances which pose a hazard to human health, safety, natural resources, industrial hygiene or the environment or which cause or threaten to cause a nuisance, except for any such spill, discharge, leak, emission, injection, escape, dumping or release or threatened release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings, releases and threatened releases, a Material Adverse Effect; and the terms "hazardous wastes," "solid wastes," "toxic wastes," "hazardous substances," "petroleum," "petroleum products" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

          (af) Neither the Company nor any subsidiary is, or will be as a result of the offer and sale of the Stock hereunder, an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

          (ag) All of the representation and warranties of the Company, its subsidiaries and the Predecessor Entities contained in the Formation Documents set forth in Schedule 2 hereof are true and correct in all material respects.

          2. Representations, Warranties and Agreements of the Selling Stockholder. The Selling Stockholder represents, warrants and agrees that:

          (a) The Selling Stockholder has, and immediately prior to the First Delivery Date the Selling Stockholder will have, good and valid title to the shares of Stock to be sold by the Selling Stockholder hereunder on such date, free and clear of all liens, encumbrances, equities or claims; and upon delivery of such shares and payment therefor pursuant hereto, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several International Managers.

          (b) The Selling Stockholder has placed in custody under a custody agreement (the "Custody Agreement") with [insert name of custodian], as custodian (the "Custodian"), for delivery under this Agreement and the U.S. Underwriting Agreement, certificates in negotiable form (with signature guaranteed by a commercial bank or trust company having an office or correspondent in the United States or a member firm of the New York or American Stock Exchanges) representing the shares of Stock to be sold by the Selling Stockholder hereunder and thereunder.

          (c) The Selling Stockholder has full right, power and authority to enter into this Agreement, the U.S. Underwriting Agreement and the Custody Agreement; the execution, delivery and performance of this Agreement, the U.S. Underwriting Agreement and the Custody Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such actions result in any violation of the provisions of the agreement of limited partnership of the Selling Stockholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the International Managers, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the U.S. Underwriting Agreement or the Custody Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby.

          (d) The Registration Statement and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Lead Managers by or on behalf of any International Manager specifically for inclusion therein.

          (e) The Selling Stockholder has no reason to believe that the representations and warranties of the Company and the Operating Partnership contained in Section 1 hereof are not true and correct in all material respects, is familiar with the Registration Statement and the Prospectus (as amended or supplemented) and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement, as of the effective date, or the Prospectus (or any amendment or supplement thereto), as of the applicable filing date, which has adversely affected or may reasonably be expected to adversely affect the business of the Company and is not prompted to sell shares of Common Stock by any information concerning the Company which is not set forth in the Registration Statement and the Prospectus.


          (f) The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

          3. Purchase of the Stock by the International Managers. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 1,350,000 shares of the Firm Stock and the Selling Stockholder agrees to sell 500,000 shares of the Firm Stock, severally and not jointly, to the several International Managers and each of the International Managers, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set opposite that International Manager's name in Schedule 1 hereto. Each International Manager shall be obligated to purchase from the Company, and from the Selling Stockholder, that number of shares of the Firm Stock which represents the same proportion of the number of shares of the Firm Stock to be sold by the Company, and by the Selling Stockholder, as the number of shares of the Firm Stock set forth opposite the name of such International Manager in Schedule 1 represents of the total number of shares of the Firm Stock to be purchased by all of the International Managers pursuant to this Agreement. The respective purchase obligations of the International Managers with respect to the Firm Stock shall be rounded among the International Managers to avoid fractional shares, as the Lead Managers may determine.

          In addition, the Company grants to the International Managers an option to purchase up to 277,500 shares of Option Stock. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 6 hereof. Shares of Option Stock shall be purchased severally for the account of the International Managers in proportion to the number of shares of Firm Stock set opposite the name of such International Managers in Schedule 1 hereto. The respective purchase obligations of each International Manager with respect to the Option Stock shall be adjusted by the Lead Managers so that no International Manager shall be obligated to purchase Option Stock other than in 100 share amounts. The price of both the Firm Stock and any Option Stock shall be $_____ per share.

          The Company and the Selling Stockholder shall not be obligated to deliver any of the Stock to be delivered on the First Delivery Date or the Second Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

          4. Retention of Qualified Independent Underwriters. The Company hereby confirms its engagement of Merrill Lynch, Pierce, Fenner & Smith Incorporated as, and Merrill Lynch, Pierce Fenner & Smith Incorporated hereby confirms its agreement with the Company to render services as, "qualified independent underwriter" within the meaning of Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. with respect to the offering and sale of Shares. Merrill Lynch, Pierce, Fenner & Smith Incorporated, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "Independent Underwriter."

          5. Offering of Stock by the International Managers. Upon authorization by the Lead Managers of the release of the Firm Stock, the several International Managers to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

          6. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at the offices of Lehman Brothers Inc. at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Lead Managers and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company and the Selling Stockholder shall deliver or cause to be delivered certificates representing the Firm Stock to the Lead Managers for the account of each International Manager against payment to or upon the order of the Company and the Selling Stockholder of the purchase price by wire transfer of federal (same-day) funds to an account or accounts previously designated in writing to Lehman Brothers Inc. by the Company and the Selling Stockholder. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each International Manager hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Lead Managers shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company and the Selling Stockholder shall make the certificates representing the Firm Stock available for inspection by the Lead Managers in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.


          At any time on or before the thirtieth day after the date of this Agreement the option granted in Section 3 may be exercised by written notice being given to the Company by the Lead Managers. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Lead Managers, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as the "Second Delivery Date" and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a "Delivery Date".

          Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 6 (or at such other place as shall be determined by agreement between the Lead Managers and the Company) at 10:00 A.M., New York City time, on the Second Delivery Date. On the Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Stock to the Lead Managers for the account of each International Manager against payment to or upon the order of the Company of the purchase price by wire transfer of federal (same-day) funds to an account or accounts previously designated in writing to Lehman Brothers Inc. by the Company Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each International Manager hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Lead Managers shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Company shall make the certificates representing the Option Stock available for inspection by the Lead Managers in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Second Delivery Date.

          7.   Further Agreements of the Company.  The Company agrees:

          (a) To prepare the Prospectus in a form approved by the Lead Managers and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Lead Managers, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Lead Managers with copies thereof; to advise the Lead Managers, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any

               Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

          (b) To furnish promptly to each of the Lead Managers and to counsel for the International Managers a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

          (c) To deliver promptly to the Lead Managers such number of the following documents as the Lead Managers shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement) and
               (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Lead Managers and, upon their request, to prepare and furnish without charge to each International Manager and to any dealer in securities as many copies as the Lead Managers may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

          (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the

               Lead Managers, be required by the Securities Act or requested by the Commission;

          (e) To the extent practicable, prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, and to the extent not practicable, immediately thereafter, to furnish a copy thereof to the Lead Managers and counsel for the International Managers and to consult with the Lead Managers prior to the filing;

          (f) As soon as practicable after the Effective Date, but in any event not later than 410 or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company's fiscal year, 455 days after the end of the Company's current fiscal quarter, to make generally available to the Company's security holders and to deliver to the Lead Managers an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

          (g) Until the earlier of the expiration of the period of five years following the Effective Date and the date on which the Company ceases to be subject to the reporting requirements of the Exchange Act, to furnish to the Lead Managers copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

          (h) Promptly from time to time to take such action as the Lead Managers may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Lead Managers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (i) Except as described in the Prospectus, for a period of 180 days from the date of the Prospectus, not to, directly or indirectly, offer for sale, sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), without the prior written consent of Lehman Brothers Inc.; and to cause each of CapStar Executive Investors I, L.L.C., CapStar Executive Investors II, L.L.C., CapStar GP Corp., CapStar Hotels, Inc., Latham Hotels, Inc., New CapStar Group I, L.L.C., New CapStar Group II, L.L.C., Paul W. Whetsell, David E. McCaslin, and Daniel A. Burack to furnish to the Lead Managers, prior to the First Delivery Date, a letter or letters, in form and substance satisfactory to counsel for the International Managers, pursuant to which each such person shall agree not to, directly or indirectly, offer for sale, sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock for a period of 360 days from the date of the Prospectus, without the prior written consent of Lehman Brothers Inc.;

          (j) Prior to the Effective Date, to apply for the listing of the Stock on the New York Stock Exchange, Inc. and to use its best efforts to complete that listing, subject only to official notice of issuance and evidence of satisfactory distribution, prior to the First Delivery Date;

          (k) Prior to filing with the Commission any reports on Form SR pursuant to Rule 463 of the Rules and Regulations, to furnish a copy thereof to the counsel for the International Managers and receive and consider its comments thereon, and to deliver promptly to the Lead Managers a signed copy of each report on Form SR filed by it with the Commission;

          (l) To apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the Prospectus; and

          (m) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

          8. Further Agreements of the Selling Stockholder. The Selling Stockholder agrees:

          (a) For a period of 180 days from the date of the Prospectus, not to, directly or indirectly, offer for sale, sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (other than the Stock), without the prior written consent of Lehman Brothers Inc.

          (b) That the Stock to be sold by the Selling Stockholder hereunder which is represented by the certificates held in custody for the Selling Stockholder, is subject to the interest of the International Managers, that the arrangements made by the Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, by operation of law or the occurrence of any other event.

          (c) To deliver to the Lead Managers prior to the First Delivery Date a properly completed and executed United States Treasury Department Form W-9.

          9. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the stock; (e) the costs of delivering and distributing the Custody Agreement; (f) the fees (including reasonable attorneys' fees) and expenses incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Stock; (g) any applicable listing or other fees; (h) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 7(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the International Managers); and (j) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholder under this Agreement; provided that, except as provided in this
Section 9 and in Section 14 the International Managers shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the International Managers.

          10. Conditions of International Managers' Obligations. The respective obligations of the International Managers hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Stockholder contained herein, to the performance by the Company and the Selling Stockholder of their obligations hereunder, and to each of the following additional terms and conditions:

          (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 7(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

          (b) No International Manager shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Hogan & Hartson L.L.P., counsel for the International Managers, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Custody Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the International Managers, and the Company and the Selling

               Stockholder shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (d) Paul, Weiss, Rifkind, Wharton and Garrison shall have furnished to the Lead Managers their written opinion, as counsel to the Company, addressed to the International Managers and dated such Delivery Date, in form and substance reasonably satisfactory to the Lead Managers, to the effect that:

                    (i) The Company and each of its subsidiaries have been duly formed and are validly existing as corporations, limited partnerships or limited liability companies, as the case may be, in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing as foreign corporations, limited partnerships or limited liability companies, as the case may be, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and have all corporate, partnership or limited liability company, as the case may be, power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged as described in the Prospectus;

                    (ii) The Company has an authorized capitalization as set
               forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the shares of Stock being delivered on such Delivery Date) have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and (assuming that all representations and warranties contained in all documents delivered in connection with the Formation Transaction are true and correct) all of the shares of Common Stock (other than the Stock to be offered and sold by the Company to the International Managers hereunder) that are outstanding were offered and sold in transactions exempt from the registration requirements of the Securities Act and in compliance with all applicable provisions of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law"), and all of the issued shares of capital stock, partnership interests or limited liability company membership interests, as the case may be, of each subsidiary of the Company have been duly and validly authorized and issued and (with the exception of partnership interests of general partners) are fully paid, non-assessable and are owned directly or indirectly by the

               Company, to such counsel's knowledge free and clear of all liens, encumbrances, or claims except for liens in favor of [Lehman Brothers Holdings, Inc.] to secure indebtedness;

                    (iii) Except as set forth in the Prospectus, there are no
               preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any unissued shares of the Stock to be issued and sold by the Company to the International Managers hereunder pursuant to the Company's charter or by-laws or any agreement or other instrument known to such counsel;

                    (iv) Except as set forth in the Prospectus, there are no
               preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any of the partnership interests in the Operating Partnership pursuant to the Operating Partnership's Agreement of Limited Partnership, as amended, or, to such counsel's knowledge, any agreement or other instrument to which the Company is a party;

                    (v) To the best of such counsel's knowledge, based solely on a review of such counsel's internal litigation docket, and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which could be expected to have a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                    (vi) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission;
                    (vii) The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to such Delivery Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations;

                    (viii) To the best of such counsel's knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement;

                    (ix) This Agreement has been duly authorized, executed and delivered by the Company;

                    (x) The amended and restated Agreement of Limited Partnership of the Operating Partnership has been duly authorized, executed and delivered by the Company and CapStar Sub, and constitutes the valid and binding agreement of each such party, enforceable against each such party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws affecting the rights and remedies of creditors generally and except as may be subject to general principles of equity (regardless of whether such agreement is considered in a proceeding in equity or at law), and except as rights to indemnity thereunder may be limited by applicable law and public policy;

                    (xi) The Registration Rights Agreement has been duly
               authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws affecting the rights and remedies of creditors generally and except as may be subject to general principles of equity (regardless of whether such agreement is considered in a proceeding in equity or at law), and except as rights to indemnity thereunder may be limited by applicable law and public policy, and, except that no opinion is expressed as to the enforceability of the choice of law provision thereof;
                    (xii) The issue and sale of the shares of Stock being delivered on such Delivery Date by the Company and the compliance by the Company and the Operating Partnership with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby and the Formation Transactions will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject which breach is reasonably likely to have a Material Adverse Effect, nor will such actions result in any violation of the provisions of the charter, by-laws, limited partnership agreement or operating agreement of the Company or any of its subsidiaries or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body of the United States, the State of New York or established pursuant to Delaware Corporation Law having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the International Managers, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the U.S. Underwriting Agreement by the Company and the consummation of the transactions contemplated hereby, including the Formation Transactions;

                    (xiii) Except as set forth in the Prospectus, to the best of such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

                    (xiv) Neither the Company nor any of its subsidiaries is, after giving effect to the Formation Transactions, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                    (xv) The Company, its subsidiaries and the Predecessor
               Entities hold and after consummation of the Formation Transactions will continue to hold all state food, beverage and liquor licenses necessary or required for such corporations, partnerships and limited liability companies to conduct their business as currently conducted in each state;

                    (xvi) The Operating Partnership will be treated as a partnership, and not as an "association" or "publicly traded partnership" taxable as a corporation, for federal income tax purposes; and

                    (xvii) The statements under the captions "Certain Relationships and Related Transactions" and "Description of Capital Stock" in the Prospectus, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein are correct in all material respects.

               In rendering such opinion, such counsel may (i) state that their opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the Delaware Corporation Law and that such counsel is not admitted in the State of Delaware; and (ii) in giving the opinions referred to in Section 10(d)(i) (solely with regard to organization and qualification of the Company's subsidiaries),
               Section 10(d)(ii) (solely with regard to capital stock, partnership interests or limited liability company membership interests, as the case may be, of subsidiaries of the Company being duly and validly authorized and issued and fully paid and non-assessable), and Section 10(d)(xv), state that they are relying on an opinion or opinions of other counsel as to such matters, provided that the International Managers shall have received such opinion or opinions, in form and substance satisfactory to International Manager's counsel, of other counsel reasonably acceptable to International Managers' counsel. Such counsel shall also have furnished to the Lead Managers a written statement, addressed to the International Managers and dated such Delivery Date, in form and substance satisfactory to the Lead Managers, to the effect that (x) in connection with the preparation of the Registration Statement and the Prospectus, such counsel have participated in conferences with certain officers and other Lead Managers of the Company, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and (y) based on such participation, no facts have come to the attention of such counsel which lead them to believe that the Registration Statement (except for financial statements and schedules and other statistical data included therein or omitted therefrom, as to which such counsel need make no statement), as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (except for financial statements and schedules and other statistical data included therein or omitted therefrom, as to which such counsel need make no statement) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
               The foregoing statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except for the statements made in the Prospectus under the caption "Description of Capital Stock," insofar as such statements relate to the Stock and concern legal matters.

          (e) The counsel for the Selling Stockholder shall have furnished to the Lead Managers its written opinion, as counsel to the Selling Stockholder, addressed to the International Managers and dated the First Delivery Date, in form and substance reasonably satisfactory to the Lead Managers, to the effect that:

                    (i) Selling Stockholder has full right, power and authority to enter into this Agreement, the U.S. Underwriting Agreement and the Custody Agreement; the execution, delivery and performance of this Agreement, the U.S. Underwriting Agreement and the Custody Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such actions result in any violation of the provisions of the agreement of limited partnership of the Selling Stockholder or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the International Managers, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the U.S. Underwriting Agreement or the Custody Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby;

                    (ii) This Agreement and the U.S. Underwriting Agreement has
               been duly authorized, executed and delivered by or on behalf of the Selling Stockholder;

                    (iii) The Custody Agreement has been duly authorized, executed and delivered by the Selling Stockholder and constitute valid and binding agreements of the Selling Stockholder, enforceable in accordance with their respective terms;

                    (iv) Immediately prior to the First Delivery Date, the
               Selling Stockholder had good and valid title to the shares of Stock to be sold by the Selling Stockholder under this Agreement, free and clear of all liens, encumbrances, equities or claims, and full right, power and authority to sell, assign, transfer and deliver such shares to be sold by the Selling Stockholder hereunder; and

                    (v) Good and valid title to the shares of Stock to be sold by the Selling Stockholder under this Agreement, free and clear of all liens, encumbrances, equities or claims, has been transferred to each of the several International Managers.

               In rendering such opinion, such counsel may (i) state that its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of Texas and the Revised Limited Uniform Partnership Act of Delaware and that such counsel is not admitted in the State of Delaware and (ii) in rendering the opinion in Section 10(e)(iv) above, rely upon a certificate of the Selling Stockholder in respect of matters of fact as to ownership of and liens, encumbrances, equities or claims on the shares of Stock sold by the Selling Stockholder, provided that such counsel shall furnish copies thereof to the Lead Managers and state that it believes that both the International Managers and it are justified in relying upon such certificate. Such counsel shall also have furnished to the Lead Managers a written statement, addressed to the International Managers and dated the First Delivery Date, in form and substance satisfactory to the Lead Managers, to the effect that (x) such counsel has acted as counsel to the Selling Stockholder on a regular basis and has acted as counsel to the Selling Stockholder in connection with the preparation of the Registration Statement, and (y) based on the foregoing, no facts have come to the attention of such counsel which lead it to believe that the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact relating to the Selling Stockholder or omitted to state such a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus contains any untrue statement of a material fact relating to the Selling Stockholder or omits to state such a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus.

          (f) The Lead Managers shall have received from Hogan & Hartson L.L.P., counsel for the International Managers, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Lead Managers may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (g) At the time of execution of this Agreement, the Lead Managers shall have received from KPMG Peat Marwick a letter, in form and substance satisfactory to the Lead Managers, addressed to the International Managers and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

          (h) At the time of execution of this Agreement, the Lead Managers shall have received from Bober, Markey & Company a letter in form and substance satisfactory to the Lead Managers, addressed to the International Managers and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

          (i) With respect to the letters of KPMG Peat Marwick and Bober, Markey & Company referred to in clauses (g) and (h) hereof and delivered to the Lead Managers concurrently with the execution of this Agreement (the "initial letters"), the Company shall have furnished to the Lead Managers letters (the "bring-down letters") of such accountants, addressed to the International Managers and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letters (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letters), the conclusions and findings of such firms with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

          (j) The Company shall have furnished to the Lead Managers a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that:

                    (i) The representations, warranties and agreements of the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 10(a) and 10(l) have been fulfilled; and

                    (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

          (k) The Selling Stockholder (or the Custodian) shall have furnished to the Lead Managers on the First Delivery Date a certificate, dated the First Delivery Date, signed by, or on behalf of, the Selling Stockholder (or the Custodian) stating that the representations, warranties and agreements of the Selling Stockholder contained herein are true and correct as of the First Delivery Date and that the Selling Stockholder has complied with all agreements contained herein to be performed by the Selling Stockholder at or prior to the First Delivery Date.

          (l) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Lead Managers, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

          (m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction,
               (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the several International Managers, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

          (n) There shall be issued and outstanding with respect to each of the Owned Hotels (as defined in the Prospectus) an ALTA form of owner's title insurance policy (or local equivalent with respect to those Owned Hotels located in jurisdictions where an ALTA form of owner's title insurance is not available) insuring the fee simple estate of the applicable subsidiary of the Company in the

               Owned Hotel owned by such subsidiary in an amount at least equal to the acquisition price of such Owned Hotel and each such title insurance policy will continue to be in full force and effect immediately following the consummation of the Formation Transactions.

          (o) The New York Stock Exchange, Inc. shall have approved the Stock for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the International Managers.

               11.  Indemnification and Contribution.

          (a) The Company and the Operating Partnership, jointly and severally, shall indemnify and hold harmless each International Manager, its officers and employees and each person, if any, who controls any International Manager within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that International Manager, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any International Manager in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company and the Operating Partnership shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such International Manager through its gross negligence or willful misconduct), and shall reimburse each International Manager and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that International Manager, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Operating Partnership shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, or in any Blue Sky Application, in reliance upon and in conformity with written information concerning such International Manager furnished to the Company through the Lead Managers by or on behalf of any International Manager specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Company or the Operating Partnership may otherwise have to any International Manager or to any officer, employee or controlling person of that International Manager.

               The Company and the Operating Partnership, jointly and severally, also will indemnify and hold harmless the Independent Underwriter and each person, if any, who controls the Independent Underwriter within the meaning of either Section 15 of the Securities Act or
               Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of the Independent Underwriter's participation as a "qualified independent underwriter" within the meaning of Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. in connection with the offering of the Stock, except for any losses, claims, damages, liabilities and judgments resulting from the

               Independent Underwriter's or such controlling person's willful misconduct or gross negligence.

          (b) The Selling Stockholder shall indemnify and hold harmless each International Manager, its officers and employees, and each person, if any, who controls any International Manager within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that International Manager, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each International Manager, its officers and employees and each such controlling person for any legal or other expenses reasonably incurred by that International Manager, its officers and employees or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any such amendment or supplement in reliance upon and in conformity with written information concerning such International Manager furnished to the Company through the Lead Managers by or on behalf of any International Manager specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Selling Stockholder may otherwise have to any International Manager or any officer, employee or controlling person of that International Manager.

          (c) Each International Manager, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), the Selling Stockholder and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such International Manager furnished to the Company through the Lead Managers by or on behalf of that International Manager specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any International Manager may otherwise have to the Company, the Selling Stockholder or any such director, officer, employee or controlling person.

          (d) Promptly after receipt by an indemnified party under this Section 11 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 11, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 11 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 11. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 11 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Lead Managers shall have the right to employ counsel to represent jointly the Lead Managers and those other International Managers and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the International Managers against the Company, the Operating Partnership or the Selling Stockholder under this
               Section 11 if, in the reasonable judgment of the Lead Managers, it is advisable for the Lead Managers and those International Managers, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of one such separate counsel shall be paid by the Company, the Operating Partnership and the Selling Stockholder; provided further, that, if indemnity is sought pursuant to the second paragraph of Section 11(a), then, in addition to such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate counsel (in addition to any necessary local counsel) for the Independent Underwriter in its capacity as a "qualified independent underwriter" and all persons, if any, who control the Independent Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, if, in the reasonable judgment of the Independent Underwriter there may exist a conflict of interest between the Independent Underwriter and the other indemnified parties. In the case of any such separate counsel for the Independent Underwriter and such control persons of the Independent Underwriter, such counsel shall be designated in writing by the Independent Underwriter. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (e) If the indemnification provided for in this Section 11 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 11(a), 11(b) or 11(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, the Operating Partnership and the Selling Stockholder on the one hand and the International Managers on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Operating Partnership, and the Selling Stockholder on the one hand and the International Managers on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Operating Partnership, and the Selling Stockholder on the one hand and the International Managers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, the

               Operating Partnership, and the Selling Stockholder, on the one hand, and the total underwriting discounts and commissions received by the International Managers with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Operating Partnership, the Selling Stockholders or the International Managers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.
               For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Operating Partnership and information supplied by the Company shall also be deemed to have been supplied by the Operating Partnership. The Company and the International Managers agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated will not receive any additional benefits hereunder for serving as the Independent Underwriter in connection with the offering and sale of the Stock. The Company, the Operating Partnership, the Selling Stockholder and the International Managers further agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 11(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11(e), no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such International Manager has otherwise paid or become liable to pay by reason of-any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of

               Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The International Managers' obligations to contribute as provided in this Section 11(e) are several in proportion to their respective underwriting obligations and not joint.

          (f) The International Managers severally confirm and the Company acknowledges that the statements with respect to the public offering of the Stock by the International Managers set forth on the cover page of, the legend concerning over-allotments on the inside front cover page of and the concession and reallowance figures appearing under the caption "Underwriting" in, the Prospectus are correct and constitute the only information concerning such International Managers furnished in writing to the Company by or on behalf of the International Managers specifically for inclusion in the Registration Statement and the Prospectus.

          12. Defaulting International Managers. If, on either Delivery Date, any International Manager defaults in the performance of its obligations under this Agreement, the remaining non-defaulting International Managers shall be obligated to purchase the Stock which the defaulting International Manager agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting International Manager in Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting International Managers in Schedule 1 hereto; provided, however, that the remaining non-defaulting International Managers shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting International Manager or International Managers agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting International Manager shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of
Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting International Managers, or those other underwriters satisfactory to the Lead Managers who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining International Managers or other underwriters satisfactory to the Lead Managers do not elect to purchase the shares which the defaulting International Manager or International Managers agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the International Managers to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting International Manager or the Company or the Selling Stockholder, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 9 and 14. As used in this Agreement, the term "International Manager" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 12, purchases Firm Stock which a defaulting International Manager agreed but failed to purchase.

          Nothing contained herein shall relieve a defaulting International Manager of any liability it may have to the Company and the Selling Stockholder for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing International Manager, either the Lead Managers or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the International Managers may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

          13. Termination. The obligations of the International Managers hereunder may be terminated by the Lead Managers by notice given to and received by the Company and the Selling Stockholder prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 10(l) or 10(m), shall have occurred or if the International Managers shall decline to purchase the Stock for any reason permitted under this Agreement.

          14. Reimbursement of International Managers' Expenses. If (a) the Company or the Selling Stockholder shall fail to tender the Stock for delivery to the International Managers by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholder to perform any agreement on its part to be performed, or because any other condition of the International Managers' obligations hereunder required to be fulfilled by the Company or the Selling Stockholder is not fulfilled, the Company and the Selling Stockholder will reimburse the International Managers for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the International Managers in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company and the Selling Stockholder shall pay the full amount thereof to the Lead Managers. If this Agreement is terminated pursuant to Section 12 by reason of the default of one or more International Managers, neither the Company nor the Selling Stockholder shall be obligated to reimburse any defaulting International Manager on account of those expenses.

          15. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a) if to the International Managers, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc.,

               Three World Financial Center, New York, New York 10285,
               Attention: Syndicate Department (Fax: 212-526-6588), with a copy, in the case of any notice pursuant to Section 11(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 3 World Financial Center, 10th Floor, New York, NY 10285;

          (b) if to the Company or to the Operating Partnership, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement,
               Attention:  Paul W. Whetsell (Fax:  202-965-4445);

          (c) if to the Selling Stockholder, shall be delivered or sent by mail, telex or facsimile transmission to Acadia Partners, L.P., 201 Main Street, Suite 3100, Fort Worth, Texas 76102, Attention:
               __________ (Fax: _______), with a copy to John H. Fant, Esq., Kelly, Hart & Hallman, 2500 Texas Commerce Tower, 201 Main Street, Fort Worth, Texas 71602 (Fax: 817-878-9280);



provided, however, that any notice to an International Manager pursuant to
Section 11(d) shall be delivered or sent by mail, telex or facsimile transmission to such International Manager at its address set forth in its acceptance telex to the Lead Managers, which address will be supplied to any other party hereto by the Lead Managers upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Stockholder shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the International Managers by Lehman Brothers Inc. on behalf of the Lead Managers and the Company and the International Managers shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Selling Stockholder by the Custodian.

          16. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the International Managers, the Company, the Selling Stockholder and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and he Selling Stockholders contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any International Manager within the meaning of Section 15 of the

Securities Act and (B) the indemnity agreement of the International Managers contained in Section 11(c) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 16, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          17. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Operating Partnership, the Selling Stockholder and the International Managers contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

          18. Definition of the Terms "Business Day" and "Subsidiary." For purposes of this Agreement, (a) "business day" means any day on which York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

          19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of New York without regard to the principles of conflicts of laws thereof.

          20. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

          21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

          If the foregoing correctly sets forth the agreement Operating Partnership among the Company, the Operating Partnership, the Selling Stockholder and the International Managers, please indicate your acceptance in the space provided for that purpose below.




                                        Very truly yours,




                                        CapStar Hotel Company


                                        By:
                                           -----------------------------
                                           Paul W. Whetsell, President and
                                           Chief Executive Officer



                                        CapStar Management Company, L.P.


                                        By:
                                           -----------------------------
                                           CapStar GP Corp., its general
                                           partner



                                        By:
                                           -----------------------------
                                           Paul W. Whetsell, President




                                        Acadia Partners L.P.
                                        The Selling Stockholder:




                                        By:
                                           -----------------------------
                                           Acadia FW Partners, L.P., its
                                           general partner




                                        By:
                                           -----------------------------
                                           Acadia MGP Inc., its managing
                                           general partner



                                        By:
                                           -----------------------------

          Accepted:

          Lehman Brothers Inc.
          Goldman, Sachs & Co.
          Merrill Lynch, Pierce, Fenner & Smith Incorporated
          Smith Barney Inc.

          For themselves and as Lead Managers
          of the several International Managers named in Schedule 1 hereto
          By Lehman Brothers Inc.

          By:
             ------------------------------------------
             Authorized Lead Manager

                                      SCHEDULE 1


             Number of
International Managers                              Shares
- ----------------------                            ----------


Lehman Brothers Inc.  . . . . . . . . . . . . . .
Goldman, Sachs & Co.  . . . . . . . . . . . . . .
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Smith Barney Inc.   . . . . . . . . . . . . . . .

     Total      . . . . . . . . . . . . . . . . .

                                   SCHEDULE 2




               Formation Documents
               -------------------


          1. Formation Agreement, dated as of June 20, 1996, among CapStar Hotel Investors, Inc. and the several other parties thereto.

          2.   Registration Rights Agreement

          3.   Employment Agreements between the Company and


               (a)    Paul W. Whetsell;
               (b)    David E. McCaslin;
               (c)    William M. Karnes; and
               (d)    John E. Plunket


          4.   [Credit Facility Agreement]

          5. Agreement of Sale and Purchase, dated as of June 20, 1996, between MBL Life Assurance Corporation and EquiStar Hotel Investors, L.P.

          6. Agreement of Sale and Purchase, dated as of June 14, 1996, between Ballston Hotel Limited Partnership and EquiStar Hotel Investors, L.P.